   As filed with the Securities and Exchange Commission on July 30, 1996
                                                 Registration No. 333-_____


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                                  FORM S-8

                           REGISTRATION STATEMENT
                                    AND
                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                    REGISTRATION STATEMENT NO. 33-62344
                                   UNDER
                         THE SECURITIES ACT OF 1933
                               ______________

                            VORNADO REALTY TRUST
           (Exact Name of Registrant as Specified in Its Charter)

           Maryland                                     22-1657560
(State or Other Jurisdiction of            (IRS Employer Identification Number)
 Incorporation or Organization)

Park 80 West, Plaza II, Saddle Brook, New Jersey             07663
    (Address of Principal Executive Offices)               (Zip Code)

                Vornado Realty Trust 1993 Omnibus Share Plan
                          (Full Title of the Plan)

                               Joseph Macnow
                            Vornado Realty Trust
           Park 80 West, Plaza II, Saddle Brook, New Jersey 07663
                  (Name and Address of Agent for Service)

                               (201) 587-1000
       (Telephone Number, Including Area Code, of Agent for Service)

                                 Copies to:
                         Patricia A. Ceruzzi, Esq.
                         Janet T. Geldzahler, Esq.
                            Sullivan & Cromwell
                              125 Broad Street
                          New York, New York 10004

                      CALCULATION OF REGISTRATION FEE

                                                Number of
                                                 Shares          Proposed Maximum           Proposed            Amount of
                                                  to be         Offering Price per     Maximum Aggregate      Registration
    Title of Securities to be Registered       Registered           Share<F1>          Offering Price<F1>          Fee

  Common Shares of Beneficial Interest
   (par value $.04 per share) . . . . . .       1,500,000             $41.50              $62,250,000        $21,465.52<F2>

<F1>  Estimated solely for the purpose of calculating the registration fee.
      Such estimate has been computed in accordance with Rule 457(h) based upon the average of the high and low price of the Common Shares of Beneficial Interest of Vornado Realty Trust as reported on the New York Stock Exchange on July 25, 1996.
<F2>  Calculated pursuant to Rule 457(h) in respect of the 1,500,000 shares of previously unregistered Common Shares of Beneficial Interest registered hereby. An additional filing fee of $21,743.79 was previously paid for 1,704,873 shares of unsold Common Shares of Beneficial Interest registered under Registration Statement No. 33-62344.

      Pursuant to Rule 429 under the Securities Act of 1933, this
Registration Statement includes a prospectus which may relate to securities registered under Registration Statement No. 33-62344. This Registration Statement, which is a new registration statement, also constitutes a Post-Effective Amendment to Registration Statement No. 33-62344.

                                   PART I

                   INFORMATION REQUIRED IN THE PROSPECTUS


Item 1.     Plan Information.

            Omitted pursuant to the instructions and provisions of Form S-8.


Item 2.     Registrant Information and Employee Plan
            Annual Information.

            Omitted pursuant to the instructions and provisions of Form S-8.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

            The following documents filed by Vornado Realty Trust (the "Company") with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.     Description of Securities.

            The following description of the Company's Common Shares of Beneficial Interest ("Common Shares") does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete description thereof set forth in the following documents: (i) the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust"); and (ii) its Bylaws, which documents are exhibits to this Registration Statement.

            For the Company to qualify as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% of the value of the outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year and the stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Accordingly, the Declaration of Trust contains provisions that restrict the ownership and transfer of shares of beneficial interest.

            The Declaration of Trust authorizes the issuance of up to 102,000,000 shares, consisting of 50,000,000 common shares of beneficial interest, $.04 par value per share ("Common Shares"), 1,000,000 preferred shares of beneficial interest, no par value per share ("Preferred Shares"), and 51,000,000 excess shares of beneficial interest, $.04 par value per share ("Excess Shares").

            As permitted by Maryland law, the Declaration of Trust authorizes the Board of Trustees, without any action by the shareholders of the Company, to amend the Company's Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that the Company is authorized to issue. The effect of this provision in the Company's Declaration of Trust is to permit the Board of Trustees, without shareholder action, to increase or decrease (a) the total number of authorized shares of beneficial interest of the Company and/or (b) the number of authorized shares of beneficial interest of any one or more classes. Maryland law permits a REIT to have shares of beneficial interest that are assigned to a particular class as well as shares that are not assigned to a particular class but are available to be classified by the board of trustees at a later time. Thus, the total number of authorized shares of beneficial interest may exceed the total number of authorized shares of all classes. Currently, all of the authorized shares of beneficial interest of the Company are assigned to one of three classes set forth above.

Description Of Common Shares

            As of July 9, 1996, 24,334,796 Common Shares were issued and outstanding and no Preferred Shares or Excess Shares are issued and outstanding. The Common Shares of the Company are listed on the New York Stock Exchange under the symbol "VNO".

            The holders of Common Shares are entitled to receive dividends when, if and as declared by the Board of Trustees of the Company out of assets legally available therefor, provided that if any Preferred Shares are at the time outstanding, the payment of dividends on Common Shares or other distributions (including purchases of Common Shares) may be subject to the declaration and payment of full cumulative dividends, and in the absence of arrearages in any mandatory sinking fund, on outstanding Preferred Shares.

            The holders of Common Shares are entitled to one vote for each share on all matters voted on by shareholders, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election. The holders of Common Shares do not have any conversion, redemption or preemptive rights to subscribe to any securities of the Company. In the event of the dissolution, liquidation or winding up, holders of Common Shares are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of the Company's indebtedness, and the aggregate liquidation preference of any Preferred Shares then outstanding.

            The Common Shares have equal dividend, distribution, liquidation and other rights, and shall have no preference, appraisal or exchange rights. All outstanding shares of Common Shares are fully paid and non-assessable.

            The transfer agent for the Common Shares is First Union National Bank of North Carolina, Charlotte, North Carolina.

      Restrictions on Ownership

            The Declaration of Trust contains a number of provisions which restrict the ownership and transfer of shares and which are designed to safeguard the Company against an inadvertent loss of its REIT status. In order to prevent any Company shareholder from owning shares in an amount which would cause more than 50% in value of the outstanding shares of the Company to be owned by five or fewer individuals, the Declaration of Trust contains a limitation that restricts, with certain exceptions, shareholders from owning, under the applicable attribution rules of the Code, more than 2.0% of the outstanding Common Shares (the "Common Shares Beneficial Ownership Limit"). The shareholders who owned, under the applicable attribution rules of the Code, more than 2.0% of the Common Shares immediately after the merger of Vornado, Inc. into the Company in May 1993 (the "Merger") may continue to do so and may acquire additional Common Shares through stock option and similar plans or from other shareholders who owned, under the applicable attribution rules of the Code, more than 2.0% of the Common Shares immediately after the Merger, subject to the restriction that Common Shares cannot be transferred if, as a result, more than 50% in value of the outstanding shares of the Company would be owned by five or fewer individuals. While such shareholders are not generally permitted to acquire additional Common Shares from any other source, such shareholders may acquire additional Common Shares from any source in the event that additional Common Shares are issued by the Company, up to the percentage held by them immediately prior to such issuance.

            Shareholders should be aware that events other than a purchase or other transfer of Common Shares can result in ownership, under the applicable attribution rules of the Code, of Common Shares in excess of the Common Shares Beneficial Ownership Limit. For instance, if two shareholders, each of whom owns, under the applicable attribution rules of the Code, 1.5% of the outstanding Common Shares, were to marry, then after their marriage both shareholders would own, under the applicable attribution rules of the Code, 3.0% of the outstanding Common Shares, which is in excess of the Common Shares Beneficial Ownership Limit. Similarly, if a shareholder who owns, under the applicable attribution rules of the Code, 1.9% of the outstanding Common Shares were to purchase a 50% interest in a corporation which owns 1.8% of the outstanding Common Shares, then the shareholder would own, under the applicable attribution rules of the Code, 2.8% of the outstanding Common Shares. Shareholders are urged to consult their own tax advisers concerning the application of the attribution rules of the Code in their particular circumstances.

            Under the Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any stock owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. Therefore, in order to ensure that rental income of the Company will not be treated as nonqualifying income under the rule described above, and thus to ensure that there will not be an inadvertent loss of REIT status as a result of the ownership of shares of a tenant, or a person that holds an interest in a tenant, the Declaration of Trust also contains an ownership limit that restricts, with certain exceptions, shareholders from owning, under the applicable attribution rules of the Code (which are different from those applicable with respect to the Common Shares Beneficial Ownership Limit), more than 9.9% of the outstanding shares of any class (the "Constructive Ownership Limit"). The shareholders who owned, under the applicable attribution rules of the Code, shares in excess of the Constructive Ownership Limit immediately after the Merger generally are not subject to the Constructive Ownership Limit. Subject to an exception for tenants and subtenants from whom the REIT receives, directly or indirectly, rental income that is not in excess of a specified threshold, the Declaration of Trust also contains restrictions that are designed to ensure that the shareholders who owned, under the applicable attribution rules of the Code, shares in excess of the Constructive Ownership Limit immediately after the Merger will not, in the aggregate, own an interest in a tenant or subtenant of the REIT of sufficient magnitude to cause rental income received, directly or indirectly, by the REIT from such tenant or subtenant to be treated as nonqualifying income for purposes of the income requirements that REITs must satisfy.

            Shareholders should be aware that events other than a purchase or other transfer of shares can result in ownership, under the applicable attribution rules of the Code, of shares in excess of the Constructive Ownership Limit. As the attribution rules that apply with respect to the Constructive Ownership Limit differ from those that apply with respect to the Common Shares Beneficial Ownership Limit, the events other than a purchase or other transfer of shares which can result in share ownership in excess of the Constructive Ownership Limit can differ from those which can result in share ownership in excess of the Common Shares Beneficial Ownership Limit. Shareholders are urged to consult their own tax advisers concerning the application of the attribution rules of the Code in their particular circumstances.

            The Declaration of Trust provides that a transfer of Common Shares that would otherwise result in ownership, under the applicable attribution rules of the Code, of Common Shares in excess of the Common Shares Beneficial Ownership Limit or the Constructive Ownership Limit, or which would cause the shares of beneficial interest of the Company to be beneficially owned by fewer than 100 persons, will be null and void and the purported transferee will acquire no rights or economic interest in such Common Shares. In addition, Common Shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the Common Shares Beneficial Ownership Limit or the Constructive Ownership Limit will be automatically exchanged for Excess Shares that will be transferred, by operation of law, to the Company as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While so held in trust, Excess Shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by the Company. Any dividends or distributions received by the purported transferee or other purported holder of such Excess Shares prior to the discovery by the Company of the automatic exchange for Excess Shares shall be repaid to the Company upon demand.

            If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to such Excess Shares, only a person whose ownership of the shares will not violate the Common Shares Beneficial Ownership Limit or the Constructive Ownership Limit may be designated, at which time the Excess Shares will be automatically exchanged for Common Shares. The Declaration of Trust contains provisions designed to ensure that the purported transferee or other purported holder of the Excess Shares may not receive in return for such a transfer an amount that reflects any appreciation in the Common Shares for which such Excess Shares were exchanged during the period that such Excess Shares were outstanding but will bear the burden of any decline in value during such period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to the Company. The Declaration of Trust provides that the Company may purchase any Excess Shares that have been automatically exchanged for Common Shares as a result of a purported transfer or other event. The price at which the Company may purchase such Excess Shares shall be equal to the lesser of (i) in the case of Excess Shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for Excess Shares or, in the case of Excess Shares resulting from some other event, the market price of the Common Shares exchanged on the date of the automatic exchange for Excess Shares and (ii) the market price of the Common Shares exchanged for such Excess Shares on the date that the Company accepts the deemed offer to sell such Excess Shares. The Company's purchase right with respect to Excess Shares shall exist for 90 days, beginning on the date that the automatic exchange for Excess Shares occurred or, if the Company did not receive a notice concerning the purported transfer that resulted in the automatic exchange for Excess Shares, the date that the Board of Trustees determines in good faith that an exchange for Excess Shares has occurred.

            The Board of Trustees of the Company may exempt certain persons from the Common Shares Beneficial Ownership Limit or the Constructive Ownership Limit, including the limitations applicable to holders who owned in excess of 2.0% of the Common Shares immediately after the Merger, if evidence satisfactory to the Board of Trustees is presented showing that such exemption will not jeopardize the Company's status as a REIT under the Code. As a condition of such exemption, the Board of Trustees may require a ruling from the Internal Revenue Service and/or an opinion of counsel satisfactory to it and/or representations and undertakings from the applicant with respect to preserving the REIT status of the Company.

            The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

            All persons who own, directly or by virtue of the applicable attribution rules of the Code, more than 2% of the outstanding Common Shares must give a written notice to the Company containing the information specified in the Declaration of Trust by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company such information as the Company may request, in good faith, in order to determine the Company's status as a REIT or to comply with Treasury Regulations promulgated under the REIT provisions of the Code.

            The ownership restrictions described above may have the effect of precluding acquisition of control of the Company unless the Board of Trustees determines that maintenance of REIT status is no longer in the best interests of the Company.


Item 5.     Interests of Named Experts and Counsel.

            None.


Item 6.     Indemnification of Directors and Officers.

            Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its declaration of trust, the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

            The Company's Bylaws require it to indemnify (a) any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding, (b) any trustee or officer who, at the request of the Company, serves or has served another trust, corporation or other entity as a director, officer, partner, or trustee and (c) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Company's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of such status provided that the Company shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met. The Company's Bylaws also
(i) permit the Company to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of the Company in such capacity and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the "MGCL") for directors of Maryland corporations and (iii) permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to trustees and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 7.     Exemption from Registration Claimed.

            Not applicable.


Item 8.     Exhibits.

      Exhibit
      Number            Description

      3.1 Amended and Restated Declaration of Trust of the Company, as amended May 23, 1996

      3.2 By-laws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-5098))

      4.1   Vornado Realty Trust 1993 Omnibus Share Plan, as amended

      4.2 Specimen certificate representing the Company's Common Shares of Beneficial Interest (incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995)

      5.1   Opinion of Ballard Spahr Andrews & Ingersoll

      23.1  Consent of Deloitte & Touche LLP

      23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in its opinion filed as Exhibit 5.1)

      24.1  Powers of Attorney (included on signature page)


Item 9.     Undertakings.

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Act;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Vornado Realty Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saddle Brook and State of New Jersey, on July 30, 1996.

                                 VORNADO REALTY TRUST,
                                 a Maryland real estate investment trust


                                 By  /s/ Joseph Macnow

                                     Joseph Macnow
                                     Vice President - Chief Financial Officer and Controller (Principal Financial and Accounting Officer)

                             POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Roth and Joseph Macnow, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature                      Title                  Date


 /s/ Steven Roth             Chairman of the Board of
   Steven Roth               Trustees
                             (Principal Executive
                             Officer)                   July 30, 1996

 /s/ Joseph Macnow           Vice President - Chief
   Joseph Macnow             Financial Officer and
                             Controller (Principal
                             Financial and Accounting
                             Officer)                   July 30, 1996

 /s/ David Mandelbaum
   David Mandelbaum          Trustee                    July 30, 1996

 /s/ Stanley Simon
   Stanley Simon             Trustee                    July 30, 1996

 /s/ Richard R. West
   Richard R. West           Trustee                    July 30, 1996

 /s/ Ronald G. Targan
   Ronald G. Targan          Trustee                    July 30, 1996

 /s/ Russell B. Wight, Jr.
   Russell B. Wight, Jr.     Trustee                    July 30, 1996

                               Exhibit Index

Exhibit
Number            Description

3.1         Amended and Restated Declaration of Trust of the
            Company, as amended May 23, 1996

3.2 By-laws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-5098))

4.1 Vornado Realty Trust 1993 Omnibus Share Plan, as amended

4.2         Specimen certificate representing the Company's
            Common Shares of Beneficial Interest (incorporated by reference to Amendment No. 1 to the Company's
            Registration Statement on Form S-3 (File
            No. 33-62395), filed on October 26, 1995)

5.1         Opinion of Ballard Spahr Andrews & Ingersoll

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of Ballard Spahr Andrews & Ingersoll
            (included in its opinion filed as Exhibit 5.1)

24.1        Powers of Attorney (included on signature page)